Exhibit 99.1
Roblox Appoints Naveen Chopra as Chief Financial Officer

SAN MATEO, CA – June 9, 2025 – Roblox Corporation (NYSE: RBLX), an immersive gaming and creation platform, today announced the appointment of Naveen Chopra as its new Chief Financial Officer, effective June 30, 2025. Chopra brings extensive financial and strategic leadership experience across several technology and media companies, including Paramount, Amazon, Pandora, and TiVo.

"Naveen's experience as CFO at leading companies equips him with invaluable financial and strategic acumen to foster Roblox's growth. His engineering foundation further enhances his ability to align technical operations with financial strategy, making him an ideal leader for our ongoing innovation and success," said Roblox CEO and co-founder David Baszucki.

Chopra will oversee Roblox's financial operations including accounting, internal audit, tax and treasury, business operations, investor relations, and financial planning and analysis functions. His experience in driving growth and innovation across both technology and entertainment companies will be instrumental in Roblox's ongoing expansion.

"Roblox's innovative platform and vibrant community present a unique opportunity to connect and empower a scaled global audience. I'm thrilled to join a company with such significant cultural impact where innovation, entertainment, and communication work symbiotically to create value for stakeholders, while fostering a safe and civil environment for millions of users. This role represents an exciting opportunity to combine my passion for revolutionary consumer entertainment with my experience in technology and media to drive the next chapter of growth at Roblox," said Chopra.

Chopra is succeeding Michael Guthrie, who announced last year he would be stepping down as CFO to pursue personal interests. Guthrie will remain as CFO at the company until June 30, 2025 and then serve as a consultant to ensure a smooth transition. Guthrie's tenure at Roblox began in February 2018 and was marked by significant achievements, including leading the company through a period of unprecedented growth during the global pandemic, navigating Roblox through its successful 2021 direct listing, and overseeing the $1 billion debt issuance. Guthrie also was instrumental in shaping the company’s overall financial strategy and building the company's financial organization.

Chopra is a veteran executive with more than 25 years of experience in media and technology, including more than ten years as a public company CFO. As EVP and CFO of Paramount, he drove the company’s transition from legacy media to streaming, producing direct to consumer subscription and advertising-based businesses, which now comprise more than 25% of the company’s revenue. As the CFO of Amazon’s Devices and Services business, he married technical innovation with new forms of monetization for some of Amazon’s fastest growing and most strategic consumer bets, including Alexa, Fire TV, Ring, Kindle, and Project Kuiper. Additionally, he has held CFO roles at Pandora and Tivo. Chopra is a member of the board of directors at Macy’s Inc. He holds a bachelor’s degree in Computer Science and Economics and a Master of Business Administration, both from Stanford University.

About Roblox

Roblox is an immersive gaming and creation platform that offers people millions of ways to be together, inviting its community to explore, create, and share endless unique experiences. Our vision is to reimagine the way people come together—in a world that’s safe, civil, and optimistic. To achieve this

Exhibit 99.1
vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements by our Chief Executive Officer and new Chief Financial Officer. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “intend,” “continue,” “opportunity,” “will,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Stefanie Notaney
Roblox Corporate Communications
press@roblox.com

ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2025 Roblox Corporation. All rights reserved.

Source: Roblox Corporation